UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2010
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 5, 2010, The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) consummated its offer to exchange any and all of its outstanding 7.857% Notes due 2011 for a new series of 8.75% Notes due 2020 (the “New Notes”). Upon settlement of the exchange offer, the Company issued $282,387,000 in principal amount of New Notes. The New Notes are guaranteed by Goodyear’s U.S. and Canadian subsidiaries that also guarantee Goodyear’s obligations under its senior secured credit facilities (the “Subsidiary Guarantors”). The exchange offer was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-164632).
     The New Notes were issued pursuant to the indenture, dated as of March 1, 1999 (the “Base Indenture”), between the Company and Wells Fargo Bank, N.A. (“Wells Fargo”), as successor to The Chase Manhattan Bank, as trustee, as supplemented by the first supplemental indenture, dated as of March 5, 2010, between the Company, the Subsidiary Guarantors and Wells Fargo (the “First Supplemental Indenture”; the Base Indenture, as supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture”). The Indenture provides, among other things, that the New Notes will be senior unsecured obligations of Goodyear and will rank equally with all of Goodyear’s other senior unsecured and unsubordinated debt. Interest is payable on the New Notes on February 15 and August 15 of each year, beginning on August 15, 2010. The New Notes will mature on August 15, 2020. Goodyear may redeem the notes, in whole or in part, at any time at a redemption price equal to the greater of 100% of the principal amount of the New Notes or the sum of the present values of the remaining scheduled payments on the New Notes, discounted using a defined treasury rate plus 50 basis points, plus in either case accrued and unpaid interest to the redemption date.
     The terms of the Indenture, among other things, limit the ability of Goodyear and certain of its subsidiaries to (i) incur secured debt, (ii) engage in sale and leaseback transactions, and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to significant exceptions and qualifications.
     The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, failure of the subsidiary guarantees to be in full force and effect, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, Wells Fargo or the holders of at least 25% in principal amount of the then outstanding New Notes may declare the principal amount of the New Notes to be due and payable. In addition, in the event of a change in control, the Company will be required to make an offer to purchase the New Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
     The descriptions of the material terms of the Base Indenture, the First Supplemental Indenture and the New Notes are qualified in their entirety by reference to the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, and to the First Supplemental Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

4.1	First Supplemental Indenture, dated as of March 5, 2010, among The Goodyear Tire & Rubber Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: March 8, 2010
	By	/s/ Darren R. Wells
Darren R. Wells Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of March 5, 2010, among The Goodyear Tire & Rubber Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee.